EXHIBIT 99.1



POINT BLANK                      NEWS FROM POINT BLANK SOLUTIONS, INC.
SOLUTIONS, INC.                  2102 SW 2nd Street * Pompano Beach, FL 33069
                                 Tel: 954-630-0900 * www.pointblanksolutions.com


                             COMPANY CONTACT: Media Relations/Investor Relations
                                              Glenn Wiener
                                              212-786-6013
                                              pr@PBSInc.com or ir@PBSInc.com


            POINT BLANK SOLUTIONS REPORTS 2007 THIRD QUARTER RESULTS

Pompano Beach, FL, November 9, 2007 - Point Blank Solutions, Inc. (OTC Pink
Sheets: PBSO.PK), a leader in the field of protective apparel today reported its results for the third quarter of 2007, which ended September 30, 2007. Additionally, the Company announced that it has filed its Form 10-Q for the same period with the Securities and Exchange Commission (SEC).

The Company's financial performance year-to-date cannot adequately describe the performance of Point Blank Solutions, Inc. since August 1, 2006. In a little over a year, the Company has experienced a significant change in its structure and culture. Under the leadership of California State Senator (retired) William Campbell, the Chairman, and General (retired) Larry Ellis, the CEO and President, the Company began what can only be described as a paradigm change. From their past roles in government, they shared a unique dedication to service and an understanding of the Company's customers.

Despite the well publicized legacy issues and the related distractions, the Company began a process to fully cooperate with government and regulatory agencies to resolve past legacy issues and bring the Company closer to compliance. What facilitated this endeavor was a core of about 1,000 dedicated employees who continued to develop, sell, manufacture, and ship what we believe are the finest quality products in the industry. Today, the Company has over 1,300 hardworking employees that remain focused on the same goal of producing the highest quality and best value products in the industry.

On August 1, 2006, Larry Ellis was the only officer at the Company. As CEO and President he began the process of building a professional management team that could handle the day-to-day issues, made more complex by the legacy issues and costs, as well as develop and implement a vision and strategy for the future. Because of complicated issues and the time required to recruit a professional staff, he supplemented the staff with area expert consultants from well-known, professional companies. At the same time, the Chairman and he began recruiting distinguished professionals to serve on the Company's Board of Directors. Today, the Company has a highly professional Board with complimentary skills and a dedicated professional management team.

 In a relatively short time the Company grew from an entity with less than $30 million in annual sales in 1999 to a corporation with over $300 million in sales with several legacy issues. As such, it lacked the strategy, structure and culture to support its role as a growing industry leader. Over the past year, the Company developed, began implementation, and continued to refine a strategic plan to make it the global leader in safety apparel and protective solutions. Management wrote a business plan, accomplished several strategic studies of its market, and developed an annual budget that was revised because the 2007 performance at mid year exceeded expectations. Today, the Company has a clear vision and focus on its future.

Operationally, the Company is implementing several systems that will further enhance quality, efficiency, and production. In August 2006, the Company had information technology legacy systems that were sadly outdated and incapable of handling its requirements. To provide adequate management tools and comply with Sarbanes-Oxley requirements, the Company has purchased a number of servers, computers and ancillary equipment. It is implementing several new software enhancements to a new Oracle system as well as JESTA, an Oracle based system, to provide the financial and management tools to further improve Company operations.


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


Over the past year, the Company began to implement changes in its plants to enhance quality, increase efficiency and reduce costs. Although much remains to be done, the Company has improved the efficiency of its operations while maintaining the high quality of its products. Enhancements, through the implementation of International Organization of Standardization (ISO) and other specific programs, are intended to increase the Company's ability to compete and grow its market share. Additionally, the Company enhanced its research and development which has produced new products that to date have been well received in the market and provides the foundation for continued innovation.

Despite the challenges and costs, caused by legacy issues, the Company has made significant progress over the last year. More importantly, it has created a solid platform for future growth.

Larry Ellis, President and CEO of Point Blank Solutions, Inc. stated "About fifteen months ago our company developed and began to implement a strategy to make us the global leader in design and manufacture of protective apparel. While much work remains to complete our plan, I am very pleased with our progress thus far, as demonstrated in our year to date financial results and the increased shareholder value. I am also confident that we, through the continued hard work of our Board of Directors, management, and employees, will continue to make progress towards our goal of becoming the global leader of protective apparel and further enhance our value."

For the three months ended September 30, 2007:

     o The Company's net sales were $71.8 million versus $59.8 million for the prior year period, an increase of $12.0 million (or 20.1%), primarily resulting from increased shipments to the U.S. military and to domestic/distributor customers. Sequentially, net sales were lower than the prior quarter by $21.7 million (or 23.2%), due to the impact of the federal fiscal yearend and late approval of the new federal budget.

     o Gross profit was $11.5 million, or 16.0% of net sales, as compared to the prior year period of $14.0 million, or 23.4% of net sales. The change in gross profit resulted principally from a more aggressive pricing strategy, increased industry competition and higher ballistics and labor costs.

     o Total operating costs were $11.7 million, or 16.3% of net sales, versus $3.9 million or 6.5% of net sales for the prior year period. Included in operating costs is a credit in equity based compensation in the prior year period of $6.4 million (resulting from the proposed settlement of the class action and shareholder derivative action) as compared to equity based compensation expense in the current year quarter of $1.2 million, a difference of $7.6 million. Also, the Company's general and administrative expenses increased in the current year period by $1.8 million from the prior year period, largely as a result of higher professional fees associated with on-going efforts to bring the Company back into compliance with statutory and regulatory requirements.

     o Adjusted EBITDA was $3.3 million, compared to $8.1 million in the prior year period, due to the results of operations noted above.

     o The Company recorded a net loss of $0.3 million, or $0.01 per share (basic and diluted), compared to net income of $9.3 million, or $0.20 per share (basic and diluted) for the prior year period.

For the nine months ended September 30, 2007:

     o The Company's net sales were $257.5 million as compared to $182.8 million for the prior year period, an increase of $74.7 million (or
          40.9%), primarily as a result of increased shipments to the U.S. military.

     o Gross profit was $47.0 million, or 18.3% of net sales, as compared to the prior year period of $42.7 million, or 23.4% of net sales. The increase in gross profit is due to an increase in net sales; the change in gross profit margins resulted from a more aggressive pricing strategy, increased industry competition and higher ballistics and labor costs.

     o Total operating costs were $35.7 million or 13.9% of net sales, as compared to $43.0 million or 23.5% of net sales for the prior year period. The reduction in operating costs resulted from partially reversing the employment tax withholding obligation during the current year (of $0.7 million) versus a recording a charge in the prior year period (of $4.4 million), a lower level of professional fees associated with ongoing litigation and cost of investigations (of $3.6 million), offset by an increase in equity based compensation expense (totaling $2.0 million)

     o Adjusted EBITDA was $21.9 million, compared to $12.6 million in the prior year period.


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


     o    Net income was $6.4 million, or $0.12 per share
          (basic and diluted), compared to a net loss of $1.6 million, or $0.04 per share (basic and diluted).

Conference Call and Webcast

Point Blank Solutions, Inc. will host a teleconference and web cast to discuss its corporate and financial updates on Wednesday, November 14, 2007 at 11:00 a.m. EST. Speaking on behalf of the Company will be Larry Ellis, President and Chief Executive Officer; Jim Anderson, Chief Financial Officer; John Siemer, Chief Operating Officer and Chief of Staff; and Sam White, Executive Vice President, Global Sales, Marketing and Research and Development. Interested parties can listen to the webcast on the Point Blank Solutions website at http://www.pointblanksolutionsinc.com and by clicking on "Investor Relations." Additionally, parties can participate on the call by dialing:

                           Domestic Call-in Number:       866-831-6247
                           International Call-in Number:  617-213-8856
                           Participant Pass Code:         57861025

For those who will be unable to join in the live presentation, a replay of the webcast will be available on the Company's website by clicking on "Investor Relations" and then clicking "Audio Archives." Additionally, a teleconference replay will be available as soon as practicable after the completion of the call.

                           Replay Number:                888-286-8010
                           International Replay Number:  617-801-6888
                           Access Code:                  61044696

About Point Blank Solutions, Inc.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

Non-GAAP Financial Disclosure

This press release contains information regarding Adjusted EBITDA. Adjusted EBITDA is computed as net income, plus the sum of interest expense, income taxes, depreciation and amortization, litigation and cost of investigations, non-recurring professional fees and equity based compensation. This measure is a non-GAAP financial measure, defined as numerical measures of financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Although Adjusted EBITDA represents a non-GAAP financial measure, we consider this measure to be a key operating metric of our business. We use this measure in our planning and budgeting processes and to monitor and evaluate our financial and operating results. We also believe that Adjusted EBITDA is useful to investors because it provides an analysis of financial and operating results using the same measures that we use in evaluating the Company. We expect that


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


such measure provides investors with the means to evaluate our financial and operating results against other companies within our industry. Our calculation of Adjusted EBITDA may not be consistent with the calculation of this measure by other companies in our industry. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities, as a measure of liquidity or any other measure of performance derived in accordance with GAAP.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY'S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) DE-LISTING FROM THE AMERICAN STOCK EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW PRODUCTS,
(6) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (11) TURNOVER IN THE COMPANY'S SENIOR MANAGEMENT AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN PART II ITEM 1A. "RISK FACTORS," IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2007. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.


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




                  POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                                     September 30, 2007     December 31, 2006
                                                                                        (Unaudited)

ASSETS

Current assets:
                                                                                                                         177
      Cash and cash equivalents....................................................$               261   $

      Restricted cash..............................................................             35,200                35,200

      Accounts receivable, less allowance for doubtful accounts of $238 and $911,
         respectively..............................................................             26,235                38,087

      Inventories, net.............................................................             38,759                32,210

      Deferred income tax assets...................................................             35,812                38,125

      Prepaid expenses and other current assets....................................              3,412                 2,326

                                                                                    ------------------   -------------------


      Total current assets.........................................................            139,679               146,125


Property and equipment, net........................................................              5,035                 1,825

Other assets.......................................................................              1,460                   249

                                                                                    ------------------   -------------------


      Total assets.................................................................$           146,174   $           148,199

                                                                                    ==================   ===================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

      Revolving line of credit.....................................................$             7,843   $             8,425

      Accounts payable.............................................................             15,577                17,626

      Accrued expenses and other current liabilities...............................              8,376                12,912

      Reserve for class action settlement..........................................             39,372                39,372

      Vest replacement program obligation..........................................              4,083                 6,054

      Income taxes payable.........................................................              4,649                 5,904

      Employment tax withholding obligation........................................             35,746                36,483

                                                                                    ------------------   -------------------


      Total current liabilities....................................................            115,646               126,776


Other liabilities..................................................................                554                   852

                                                                                    ------------------   -------------------


      Total liabilities............................................................            116,200               127,628


Commitments and contingencies


Minority interest in consolidated subsidiary.......................................                378                   253


Contingently redeemable common stock (related party)...............................             19,326                19,326


Stockholders' equity:

      Common stock, $0.001 par value, 100,000,000 shares authorized,
         48,016,836 million shares issued and outstanding..........................                 48                    48

      Additional paid in capital...................................................             83,819                80,903

      Accumulated deficit..........................................................            (73,597)              (79,959)

                                                                                    ------------------   -------------------


      Total stockholders' equity...................................................             10,270                   992

                                                                                    ------------------   -------------------


      Total liabilities and stockholders' equity...................................$           146,174   $           148,199

                                                                                    ==================   ===================




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



                   POINT BLANK SOLUTIONS INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)


                                                        For the Three Months Ended                     For the Nine Months Ended
                                                 -----------------------------------------
                                                -                                         ------------------------------------------
                                                  September 30, 2007                       September 30, 2007
                                                 --------------------- September 30, 2006  --------------------  September 30, 2006
                                                -                     ---------------------                    ---------------------


Net sales.......................................$            71,843   $            59,772 $           257,469  $           182,773

Cost of goods sold..............................             60,367                45,822             210,515              140,031

      Gross profit..............................             11,476                13,950              46,954               42,742

Selling, general and administrative expenses....              9,467                    73              29,042               27,627

Litigation and cost of investigations...........              2,203                 3,804               7,364               11,002

Income tax withholding charge (credit)..........                 --                    --                (737)               4,407



Total operating costs...........................             11,670                 3,877              35,669               43,036



      Operating income (loss)...................               (194)               10,073              11,285                 (294)



Interest expense................................                185                   536                 465                1,153

Other (income) expense..........................                 30                    94                  16                   90



Total other expense, net........................                215                   630                 481                1,243



Income (loss) before income tax expense
   (benefit)....................................               (409)                9,443              10,804               (1,537)


Income tax expense (benefit)....................               (180)                  132               4,317                  (40)



Income (loss) before minority interest of
   subsidiary...................................               (229)                9,311               6,487               (1,497)

Less minority interest of subsidiary............                 28                    39                 125                   96


                                                                                    9,272                                   (1,593)
Net income (loss)...............................$              (257)  $                   $             6,362  $


                                                                                      .20                                     (.04)
Basic income (loss) per common share............$              (.01)  $                   $               .12  $


                                                                                      .20                                     (.04)
Diluted income (loss) per common share..........$              (.01)  $                   $               .12  $


                                                                                       --                                        --
Basic and Diluted income (loss) per
   contingently redeemable common share........ $                --    $                   $               .12  $








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



                           POINT BLANK SOLUTIONS, INC
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                 (In thousands)


                                                                                                    For the Nine Months Ended
                                                                                                        September 30,
                                                                                                    -------------------------
                                                                                                   -
                                                                                                       2007           2006
                                                                                                    ------------
                                                                                                   -            -------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (loss)..................................................................................$     6,362  $ (1,593)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization......................................................................        467          507

Amortization of deferred financing costs...........................................................         49           41

Deferred income tax expense (benefit)..............................................................      1,382       (3,310)

Gain on sale of fixed assets.......................................................................         --           (94)

Minority interest in consolidated subsidiary.......................................................        125           96

Stock based compensation...........................................................................      2,916          934

Legal fees paid by stock issuance..................................................................         --          220

Changes in assets and liabilities:

Increase in restricted cash........................................................................         --       (35,200)

Accounts receivable, net...........................................................................     11,852        7,206

Accounts receivable from insurers..................................................................         --        12,875

Inventories, net...................................................................................     (6,549)      (8,366)

Prepaid expenses and other current assets..........................................................     (1,086)      (1,296)

Other assets.......................................................................................         15           21

Accounts payable...................................................................................       (821)       2,430

Income taxes payable...............................................................................     (1,255)       3,249

Employment tax withholding obligation..............................................................       (737)       4,407

Vest replacement program obligation................................................................     (1,972)      (3,899)

Accrued expenses and other current liabilities.....................................................     (4,537)      (1,695)

Other liabilities..................................................................................       (298)        (429)

                                                                                                    ------------
                                                                                                   -

Net cash provided by (used in) operating activities................................................      5,913      (23,896)

                                                                                                    ------------
                                                                                                   -

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of property and equipment.......................................................         --           572

Purchases of property and equipment................................................................     (3,677)        (364)

                                                                                                    ------------
                                                                                                   -

Net cash provided by (used in) investing activities................................................     (3,677)         208

                                                                                                    ------------
                                                                                                   -

CASH FLOWS FROM FINANCING ACTIVITIES

Bank overdraft.....................................................................................     (1,226)       4,174

Net proceeds from revolving line of credit.........................................................      7,842       13,178

Repayment of note payable - bank...................................................................     (8,425)     (15,000)

Deferred financing costs...........................................................................       (343)

Issuance of contingently redeemable common stock (related party)...................................         --        19,326

Repurchase of common stock.........................................................................         --        (3,133)

Net proceeds from exercise of stock warrants.......................................................         --         5,250

                                                                                                    ------------
                                                                                                   -

Net cash provided by (used in) financing activities................................................     (2,152)      23,795

                                                                                                    ------------
                                                                                                   -

Net increase in cash and cash equivalents..........................................................         84          107


Cash and cash equivalents at beginning of year.....................................................        177        1,283

                                                                                                    ------------
                                                                                                   -
                                                                                                                      1,390
Cash and cash equivalents at end of period.........................................................$       261  $

                                                                                                    ============




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



                           POINT BLANK SOLUTIONS, INC
                                 ADJUSTED EBITDA
                                 (In thousands)


                                                             For the three months ended September 30,
                                                      --------------------------------------------------------
                                                                2007                          2006
                                                      --------------------------    --------------------------
Net income (loss)                                                  $      (257)                   $     9,272

Add Back:
     Interest expense                                                       185                           537
     Income taxes                                                         (180)                           132
     Depreciation and amortization                                          167                           147
     Litigation and cost of investigations                                2,203                         3,804
     Equity based compensation                                            1,212                       (6,432)

     Relocation of corporate offices                                          -                           649

                                                      --------------------------    --------------------------
Adjusted EBITDA                                                     $     3,331                   $     8,110
                                                      ==========================    ==========================



                                                              For the nine months ended September 30,
                                                      --------------------------------------------------------
                                                                2007                          2006
                                                      --------------------------    --------------------------

Net Income (Loss)                                                   $     6,362                 $     (1,593)

Add Back:
     Interest expense                                                       465                         1,153

     Income taxes                                                         4,317                          (40)
     Depreciation and amortization                                          467                           507
     Litigation and cost of investigations                                7,364                        11,002
     Equity based compensation                                            2,916                           934

     Relocation of corporate offices                                          -                           649

                                                      --------------------------    --------------------------
Adjusted EBITDA                                                     $    21,892                   $    12,612
                                                      ==========================    ==========================






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